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                                                                    EXHIBIT 3.3

                              CERTIFICATE OF TRUST
                                       OF
                         UBS PREFERRED FUNDING TRUST V

         THIS Certificate of Trust of UBS Preferred Funding Trust V (the "Trust"), is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del.
C. Section 3801 et seq.) (the "Act").

         1. Name. The name of the statutory trust formed hereby is UBS Preferred Funding Trust V.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust shall be effective on December 12, 2002.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

                                           WILMINGTON TRUST COMPANY, as trustee

                                           By: /s/ Donald G. MacKelcan
                                               --------------------------------
                                           Name:   Donald G. MacKelcan
                                           Title:  Vice President